                                                                       Exhibit 2

     [Form of Class A Redeemable Common Stock Purchase Warrant Certificate]

                                     [Face]

No.                                                               _____ Warrants

                               Warrant Certificate

                        BRISTOL TECHNOLOGY SYSTEMS, INC.

                  This Warrant Certificate certifies that ______________, or registered assigns, is the registered holder of Warrants expiring __________, 2002 (the "Warrants") to purchase Common Stock, $.001 par value (the "Common Stock"), of Bristol Technology Systems, Inc., a Delaware corporation (the "Company"). Each Warrant entitles the holder upon exercise to receive from the Company on or before 5:00 p.m. New York City Time on __________, 2002, one fully paid and nonassessable share of Common Stock (a "Warrant Share") at the initial exercise price (the "Warrant Price") of $6.00 payable in lawful money of the United States of America upon surrender to the Company at the office of the Warrant Agent of this Warrant Certificate and payment to the Company of the Warrant Price at the office of the Warrant Agent, but only subject to the conditions set forth herein and in the Warrant Agreement referred to on the reverse hereof.

                  The Warrant Price and number of Warrant Shares issuable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

                  The Warrant may be exercised commencing at the opening of business, New York City Time on __________, 1997 and terminating at 5:00 p.m., New York City Time on __________, 2002, and to the extent not exercised by such time such Warrants shall become void.

                  Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

                  This Warrant Certificate shall not be valid unless countersigned by the Company, as such term is used in the Warrant Agreement.

                  IN WITNESS WHEREOF, Bristol Technology Systems, Inc. has caused this Warrant Certificate to be signed by its President and by its Secretary, each by a facsimile of his signature, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:
       -----------------

                                             BRISTOL TECHNOLOGY SYSTEMS, INC.


                                             By
                                                -----------------------------
                                                          President


                                             By
                                                -----------------------------
                                                          Secretary

     [Form of Class A Redeemable Common Stock Purchase Warrant Certificate]

                                    [Reverse]

                  The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring __________, 2002, entitling the holder on exercise to receive shares of Common Stock, $.001 par value, of the Company (the "Common Stock"), and are issued or to be issued pursuant to a Warrant Agreement dated as of ___________, 1996 (the "Warrant Agreement"), duly executed and delivered by the Company and American Stock Transfer & Trust Company (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Warrant Agent.

                  Warrants may be exercised commencing at the opening of business New York City Time on __________, 1997 and terminating at 5:00 p.m., New York City Time, on __________, 2002. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Warrant Price in cash or by certified check or bank draft payable to the order of the Company at the office of the Warrant Agent. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised. No adjustment shall be made for any dividends on any Common Stock issuable upon exercise of this Warrant.

                  The Warrant Agreement provides that upon the occurrence of certain events the Warrant Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Warrant Price is adjusted, the Warrant Agreement provides that the number of shares of Common Stock issuable upon the exercise of each Warrant shall be adjusted. No fractions of a share of Common Stock will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement.

                  Warrant Certificates, when surrendered at the office of the Company by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

                  Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         The Company may deem and treat the registered holder(s) thereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. Neither the Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

                         [Form of Election to Purchase]

                   (To Be Executed Upon Exercise Of Warrant)


        The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive _________ shares of Common Stock and herewith tenders payment for such shares to the order of Bristol Technology Systems, Inc. in the amount of $_____ in accordance with the terms hereof.


        The undersigned requests that a certificate for such shares be registered in the name of _______________________________, whose address is ____________________________________________________________ and that such shares be delivered to ____________________________ whose address is _________
______________________________________________________________________________
______________________________________________________________________________

        If said number of shares is less than all of the shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such shares be registered in the name of ________________________, whose address is ___________________________________, and that such Warrant Certificate be delivered to ____________________________, whose address is ________________________________.


                                   Signature:
                                              ---------------------------------


Date:
      --------------------------


                                   Signature Guaranteed:
                                                         ---------------------